EXHIBIT 77 to Neuberger Berman Institutional Liquidity Series
Form NSAR 09/30/08

File Number: 81121647
CIK Number: 0001303620

SubItem 77D:

      On September 25, 2008, the Board of Trustees of Neuberger Berman Institutional Liquidity Series (NBILS) approved the conversion of Neuberger Berman Institutional Cash Fund and
Neuberger Berman Prime Money Fund (each a Converting Fund) from a masterfeeder structure to a singletier structure. The conversion for each Converting Fund became effective on September 29, 2008. Under the singletier structure, each Converting Fund invests directly in securities. Under the former masterfeeder structure, each Converting Fund invested all of its assets in a corresponding master series which in turn invested in securities, using the strategies described in the Converting Funds prospectus.

      Following the conversion, Neuberger Berman Management LLC (formerly, Neuberger Berman Management Inc.) continues to serve as each Converting Funds investment manager and the investment management fee remains the same. Each Converting Fund continues to be managed according to the same investment objective, policies and strategies currently in place for the Converting Fund and continues to have the same portfolio managers.

SubItem 77Q1(e):

INVESTMENT ADVISORY AGREEMENT
NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
This Agreement is made as of September 29, 2008, between Neuberger Berman Management LLC, a New York limited liability company (Manager) and Lehman Brothers Asset Management LLC, a
Delaware limited liability company (Adviser).

WITNESSETH:

WHEREAS, Neuberger Berman Institutional Liquidity Series, a Delaware statutory trust (Trust) is registered under the Investment Company Act of 1940, as amended (1940 Act), as an openend, diversified management investment company and has established several separate series of shares (Series) with each Series having its own assets and investment policies; and

WHEREAS, Trust has retained Manager to provide investment advisory and administrative services to several Series of the Trust pursuant to a Management Agreement dated September 29, 2008, which agreement specifically provides for the retention of a subadviser to provide the investment advisory services described therein; and

WHEREAS, Manager desires to retain Adviser as investment adviser to furnish investment advisory and portfolio management services to each Series listed in Schedule A attached hereto, to such other Series of Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter Series shall refer to each Series which is subject to this Agreement and all agreements and actions described herein to be made or taken by Trust on behalf of the Series), and the Adviser is willing to furnish such services;NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.    SERVICES OF THE ADVISER

1.1 INVESTMENT MANAGEMENT SERVICES. The Adviser shall act as the investment adviser to the Series and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder,
(ii) formulate a continuing program for the investment of the assets of the Series in a manner consistent with its investment objectives, policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by theSeries, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best net price and most favorable execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with research, analysis, advice and similar services and pay such brokers and dealers in return a higher commission or spread than may be charged by other brokers or dealers.

The Series hereby authorizes any entity or person associated with the Adviser which is a member of a national securities exchange to effect or execute any transaction on the exchange for the account of the Series which is permitted by
Section 11(a) of the Securities Exchange Act of 1934 and Rule
11a22(T) thereunder, and the Series hereby consents to the retention of compensation for such transactions in accordance with Rule
11a22(T)(a)(2)(iv).

The Adviser shall carry out its duties with respect to the Series investments in accordance with applicable law and the investment objectives, policies and restrictions of the Series adopted by the trustees of Trust (Trustees), and subject to such further limitations as the Series may from time to time impose by written notice to the Adviser.

1.2   ADMINISTRATIVE SERVICES.  The Adviser shall:

            1.2.1 BOOKS AND RECORDS. Assure that all records required to be maintained and preserved by Trust and/or the Series with respect to securities transactions are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

            1.2.2 REPORTS AND FILINGS. Assist in the preparation of (but not pay for) all periodic reports by Trust or the Series to Interestholders of the Series and all reports and filings required to maintain the registration and qualification of the Series, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws.

            1.2.3 REPORTS TO THE MANAGER. Prepare and furnish to
Manager such reports, statistical data and other information in such form and at such intervals as Manager may reasonably request.

            1.2.4 OTHER SERVICES. The Adviser shall perform such other functions of management and supervision as may be requested by the Manager and agreed to by the Adviser.

      2.    ADVISORY FEE

2.1 FEE. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Adviser under this
 Agreement, Manager shall pay the Adviser an annual fee as set out in Schedule B to this Agreement.

2.2 COMPUTATION AND PAYMENT OF FEE. The advisory fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accruals shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual advisory fee rate (as set forth in Schedule B hereto), and multiplying this product by the net assets of the Series, determined in the manner established by the Trustees, as of the close of business on the last preceding business day on which the Series net asset value was determined. The fee provided in this Agreement for any Series shall be adjusted proportionately with any waiver or rebate of the fee due to the Manager from that Series, whether voluntary, contractual, or compelled by law.

2.3 EXPENSES. During the term of this Agreement, Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for any Series.

      3.     OWNERSHIP AND HOLDING PERIOD OF RECORDS
All records required to be maintained and preserved by the Series pursuant to the rules or regulations under Section 31(a) of the 1940 Act and maintained and preserved by the Adviser on behalf of the Series are the property of the
 Series and shall be surrendered by
the Adviser promptly on request by the Series; provided,
 that the Adviser may at its own
expense make and retain copies of any such records. The Adviser agrees to preserve for the period prescribed by Rule 31a2 under the 1940 Act any such records required to be maintained by Rule 31a1 under the 1940 Act.

      4.    REPORTS TO ADVISER
Manager shall furnish or otherwise make available to the Adviser such copies of each Series registration statements, financial statements, proxy statements, reports, and other information relating to the Series business and affairs as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this
Agreement.

      5.    SERVICES TO OTHER CLIENTS
Nothing herein contained shall limit the freedom of the Adviser or any affiliated person of the Adviser to render investment management to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

      6. LIMITATION OF LIABILITY OF ADVISER AND ITS PERSONNEL
Neither the Adviser nor any director, officer or employee of the Adviser performing services for the Series at the direction or request of the Adviser in connection with the
Advisers discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Manager or a Series in connection with any matter to which this Agreement relates;
provided, that nothing herein contained shall be construed (i) to protect the Adviser against any liability to Trust or a Series or its Interestholders to which the Adviser would otherwise be subject by reason of the Advisers willful misfeasance, bad faith, or gross negligence in the performance of the Advisers duties, or by reason of the Advisers reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, officer or employee of the Adviser who is or was a Trustee or officer of Trust against any liability to Trust or a Series or its Interestholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties
involved in the conduct of such persons office with Trust.

      7.    TERM OF AGREEMENT
The term of this Agreement shall begin on the date first above written with respect to each Series listed in Schedule A on the date hereof and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2009.
With respect to each Series added by execution
 of an Addendum to Schedule A, the term
of this Agreement shall begin on the date of such execution and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect to October 31 of the year following the year of execution. Thereafter, in each case, this Agreement shall continue in effect with respect to each Series from year to year, subject to the termination provisions and all other terms and conditions hereof, provided, such continuance with respect to a Series is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Series or by the Trustees, provided, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are
not parties to this Agreement or interested persons
 of either party hereto; and provided
further that neither party hereto shall have notified the other party in writing at least sixty
(60) days prior to the first expiration date hereof or at least sixty (60) days prior to any expiration date hereof of any year thereafter
 that it does not desire such continuation. The
Adviser shall furnish to the Manager, promptly
 upon its request, such information as the Trustees of the Trust deem reasonably necessary to evaluate the terms of this Agreement
or any extension, renewal or amendment thereof.

      8.    AMENDMENT OR ASSIGNMENT OF AGREEMENT
Any amendment to this Agreement shall be in writing
 signed by the parties hereto;
provided, that no such amendment shall be effective unless authorized on behalf of any Series (i) by resolution of the Trustees, including the vote or written consent of a majority of the Trustees who are not parties to this Agreement or interested persons of either party hereto, and (ii), as and to the extent required under the 1940 Act, by vote of a majority of the outstanding voting securities of the Series.
 This Agreement shall terminate
automatically and immediately in the event of its assignment.

      9.    TERMINATION OF AGREEMENT
This Agreement may be terminated at any time with respect to any Series by either party hereto, without the payment of any penalty, upon sixty (60) days prior written notice to the other party. This Agreement shall terminate automatically and immediately with
respect to a Series if the Management Agreement
 between the Trust and Manager
terminates with respect to that Series.  This
Agreement may also be terminated with
respect to any Series on sixty (60) days notice to the Adviser, without the payment of any penalty, by a vote of the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Series.

      10.   INTERPRETATION AND DEFINITION OF TERMS
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation
thereof, if any, by the United States courts
 or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange
Commission validly issued pursuant to the 1940 Act.
 Specifically, the terms vote of a
majority of the outstanding voting securities, interested person, assignment and affiliated person, as used in this Agreement shall have the meanings assigned to them by Section
2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange
 Commission, whether of special or of
general application, such provision shall be deemed
 to incorporate the effect of such rule,
regulation or order.

      11.   CHOICE OF LAW
This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the
internal laws of the State of New York.

      12.   CAPTIONS
The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      13.   EXECUTION IN COUNTERPARTS
This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same
instrument.

IN WITNESS WHEREOF, the parties hereto have caused
 this Agreement to be signed by
their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

               NEUBERGER BERMAN MANAGEMENT LLC

               Name:  Robert Conti
               Title:  Senior Vice President
               LEHMAN BROTHERS ASSET MANAGEMENT LLC

               Name:  Peter Sundman
               Title:  Managing Director
               Date:  September 29, 2008


SCHEDULE A
SERIES OF NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
Neuberger Berman Institutional Cash Fund
Neuberger Berman Prime Money Fund
Date: September 29, 2008


SCHEDULE B
RATE OF COMPENSATION
RATE OF COMPENSATION BASED ON
EACH FUNDS AVERAGE DAILY NET ASSETS
Neuberger Berman Institutional Cash Fund			0.02%
Neuberger Berman Prime Money Fund				0.02%

Date:  September 29, 2008


MANAGEMENT AGREEMENT
NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
This Agreement is made as of September 29, 2008, between Neuberger Berman
Institutional Liquidity Series, a Delaware statutory trust (Trust), and Neuberger Berman
Management LLC, a New York limited liability company (Manager).

WITNESSETH:

WHEREAS, Trust is registered under the Investment
 Company Act of 1940, as amended
(1940 Act), as an openend, diversified management
 investment company and has
established several separate series of shares (Series)
 with each Series having its own
assets and investment policies; and

WHEREAS, Trust desires to retain the Manager as investment adviser to furnish investment advisory and portfolio management services to each Series listed in Schedule
A attached hereto, to such other Series of Trust
 hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter Series shall refer to each Series which is subject to this Agreement and all agreements and
actions described herein to be made or taken by Trust on behalf of the Series), and the Manager is willing to furnish such services;
NOW, THEREFORE, in consideration of the
premises and mutual covenants herein
contained, it is agreed between the parties hereto as follows:

      1.	Services of the Manager

1.1	Investment Management Services.
The Manager shall act as the investment
adviser to the Series and, as such, shall (i)
 obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem
necessary or useful in discharging its responsibilities
 hereunder, (ii) formulate a
continuing program for the investment of the assets of the Series in a manner consistent with its investment objectives, policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by the Series, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the
 Manager will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best net price and most favorable execution of its orders, and (b) may nevertheless in its discretion purchase and sell
portfolio securities from and to brokers and dealers who provide the Manager with research, analysis, advice and similar services and pay such brokers and dealers in return a higher commission or spread than may be charged by other brokers or dealers.
The Series hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect or execute any transaction on the
exchange for the account of the Series which
 is permitted by Section 11(a) of the
Securities Exchange Act of 1934 and Rule 11a22(T) thereunder, and the Series hereby consents to the retention of compensation for such transactions in accordance with Rule
11a22(T)(a)(2)(iv).

The Manager shall carry out its duties with respect to the Series investments in accordance with applicable law and the investment objectives, policies and restrictions of the Series adopted by the trustees of Trust
(Trustees), and subject to such further
limitations as the Series may from time to time impose by written notice to the Manager.

1.2	Administrative Services.  The Manager shall
 supervise the Series business and
affairs and shall provide such services required
 for effective administration of the Series as are not provided by employees or other agents engaged by the Series; provided, that
the Manager shall not have any obligation to provide under this Agreement any direct or indirect services to the holders of interests in the Series (Interestholders), any services related to the sale of interests in the Series, or any other services which are the subject of a separate agreement or arrangement between the Series and the Manager. Subject to the foregoing, in providing administrative services hereunder, the Manager shall:

            1.2.1	Office Space, Equipment
and Facilities. Furnish without cost to the Series, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Series needs.

            1.2.2	Personnel.  Provide, without
remuneration from or other cost to
Trust or the Series, the services of individuals
 competent to perform all of the Series
executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Series or by the Manager acting in some other capacity pursuant to a separate agreement or arrangement with the Series.

            1.2.3	Agents.  Assist the Series
in selecting and coordinating the
activities of the other agents engaged by the Series, including the Series custodian, independent auditors and legal counsel.

            1.2.4	Trustees and Officers.
 Authorize and permit the Managers
directors, officers and employees who may be elected or appointed as trustees or officers of Trust to serve in such capacities, without remuneration from or other cost to Trust or the Series.

            1.2.5	Books and Records.  Assure
 that all financial, accounting and other records required to be maintained and preserved by
 Trust and/or the Series are
maintained and preserved by it or on its behalf in
 accordance with applicable laws and
regulations.

            1.2.6	Reports and Filings.  Assist
 in the preparation of (but not pay for)
all periodic reports by Trust or the Series to Interestholders of the Series and all reports and filings required to maintain the registration and qualification of the Series, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws.

1.3	The Manager can use any of the officers
and employees of Neuberger Berman,
LLC to provide any of the noninvestment advisory services described herein, and can subcontract to third parties, provided the Manager remains as fully responsible to the
Trust or Series, as applicable, under this contract as if the Manager had provided the services directly.

      2.	Expenses of the Series

2.1	Expenses to be Paid by the Manager.  The
 Manager shall pay all salaries,
expenses and fees of the officers, trustees and employees of the Trust who are officers, directors or employees of the Manager.
In the event that the Manager pays or assumes
 any expenses of Trust or a Series not
required to be paid or assumed by the Manager under this Agreement, the Manager shall not be obligated hereby to pay or assume the same or any similar expense in the future;
provided, that nothing herein contained shall
 be deemed to relieve the Manager of any
obligation to Trust or to a Series under any separate agreement or arrangement between the parties.

2.2	Expenses to be Paid by the Series.  Each
Series shall bear the expenses of its
operation, except those specifically allocated
 to the Manager under this Agreement or
under any separate agreement between a Series and the Manager. Expenses to be borne by a Series shall include both expenses directly attributable to the operation of the Series and the placement of interests therein, as well as the portion of any expenses of Trust that is properly allocable to the Series in a manner approved by the trustees of Trust. Subject to any separate agreement or arrangement between
 Trust or a Series and the Manager, the
expenses hereby allocated to each Series, and not to the Manager, include, but are not limited to:

            2.2.1	Custody.  All charges
 of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property.

            2.2.2	Interestholder Servicing.
 All expenses of maintaining and
servicing Interestholder accounts, including but not limited to the charges of any Interestholder servicing agent, dividend disbursing agent or other agent engaged by a Series to service Interestholder accounts.

            2.2.3	Interestholder Reports.
 All expenses of preparing, setting in type, printing and distributing reports and other communications to Interestholders of a Series.

            2.2.4	Pricing and Portfolio Valuation.
  All expenses of computing a
Series net asset value per share, including any equipment
 or services obtained for the
purpose of pricing shares or valuing the Series investment portfolio.

            2.2.5	Communications.  All charges
for equipment or services used for
communications between the Manager or the Series and
 any custodian, Interestholder
servicing agent, portfolio accounting services agent, or other agent engaged by a Series.

            2.2.6	Legal and Accounting Fees.
 All charges for services and expenses
of a Series legal counsel and independent auditors.

            2.2.7	Trustees Fees and Expenses.
With respect to each Series, all
compensation of Trustees other than those affiliated
 with the Manager, all expenses
incurred in connection with such unaffiliated Trustees
 services as Trustees, and all other
expenses of meetings of the Trustees or committees thereof.

            2.2.8	Interestholder Meetings.
  All expenses incidental to holding
meetings of Interestholders, including the printing of notices and proxy materials, and proxy solicitation therefor.

            2.2.9	Bonding and Insurance.
All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees,
including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Series in a manner approved by the Trustees.

            2.2.10	Brokerage Commissions.
 All brokers commissions and other
charges incident to the purchase, sale or lending of a Series portfolio securities.

            2.2.11	Taxes.  All taxes or
governmental fees payable by or with respect to a Series to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

            2.2.12	Trade Association Fees.
 All fees, dues and other expenses
incurred in connection with a Series membership in any trade association or other investment organization.

            2.2.13	Nonrecurring and
Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Series is a party and the expenses a Series may incur as a result of its legal obligation to provide indemnification to Trusts officers, Trustees and agents.

            2.2.14	Organizational Expenses.
Any and all organizational expenses of a Series paid by the Manager shall be reimbursed by such Series at such time or times
agreed by such Series and the Manager.

      3.	Advisory Fee

3.1	Fee.  As compensation for all services
 rendered, facilities provided and expenses paid or assumed by the Manager under this Agreement, each Series shall pay the Manager an annual fee as set out in Schedule B to this Agreement.

3.2	Computation and Payment of Fee.  The
advisory fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding
calendar month.  The daily fee accruals shall
 be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual advisory
fee rate (as set forth in Schedule B hereto), and multiplying this product by the net assets of the Series, determined in the manner established by the Trustees, as of the close of business on the last preceding business day on which the Series net asset value was
determined.

3.3	State Expense Limitation.  If in any
fiscal year the operating expenses of any Series (Aggregate Operating Expenses, which includes any fees or expense
reimbursements payable to the Manager pursuant
 to this Agreement and any
compensation payable to the Manager pursuant to
(i) the Administration Agreement
between such Series and the Manager or (ii) any other Agreement or arrangement with Trust with respect to that Series, but excludes interest, taxes, brokerage commissions,
litigation and indemnification expenses, and other
 extraordinary expenses not incurred in
the ordinary course of business) exceed the lowest
 applicable percentage expense
limitation imposed under the securities law and
 regulations of any state in which such
Seriess shares are qualified for sale (the
State Expense Limitation), then the Manager shall pay such Series the amount of such excess, less the amount of any reduction of the
administration fee referred to below; provided,
 that the Manager shall have no obligation hereunder to pay such Series for any such expenses which exceed the pro rata portion of such advisory fee attributable to such Series.
No payment shall be made to such Series hereunder
 unless and until the administration
fee payable by such Series under a similar State
Expense Limitation of its Administration
Agreement with the Manager has been reduced to zero. Any payment to a Series hereunder shall be made monthly, by annualizing the Aggregate Operating Expenses for each month as of the last day of such month.
 An adjustment shall be made on or before the last day of the first month of the next succeeding fiscal year if Aggregate Operating
Expenses for such fiscal year do not exceed the State Expense Limitation or if for such fiscal year there is no applicable State Expense Limitation.

      4.	Ownership of Records
All records required to be maintained and preserved by the Series pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under
Section 31(a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Series are the property of the Series and shall be surrendered by the Manager promptly on request by the Series; provided, that the Manager may at its own expense
make and retain copies of any such records.

      5.	Reports to Manager
The Series shall furnish or otherwise make
 available to the Manager such copies of that Series financial statements, proxy statements, reports, and other information relating to its business and affairs as the Manager may, at any time or from time to time, reasonably
require in order to discharge its obligations under this Agreement.

      6.	Reports to the Series
The Manager shall prepare and furnish to the Series such reports, statistical data and other information in such form and at such intervals as the Series may reasonably request.

      7.	Retention of SubAdviser
The Manager may enter into an Advisory
 Agreement with an investment adviser, in which the Manager, at its own cost and expense, delegates to the investment adviser any
or all of its duties specified in Section 1.1 hereof, provided that the investment adviser agrees to be bound by all duties and conditions to which the Manager is subject
hereunder, and provided further that the Advisory Agreement meets all requirements of the 1940 Act and the rules thereunder.
Retention of an investment adviser shall in no way reduce the responsibilities or obligations of the Manager under this Agreement and
the Manager shall be responsible to Trust and the Series for all acts or omissions of the investment adviser in connection with the performance of the Managers duties hereunder.

      8.	Services to Other Clients
Nothing herein contained shall limit the freedom
 of the Manager or any affiliated person
of the Manager to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

      9.	Limitation of Liability of Manager and its Personnel
Neither the Manager nor any director, officer
 or employee of the Manager performing
services for the Series at the direction or request of the Manager in connection with the Managers discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by a Series in connection with any matter to which this Agreement relates; provided, that nothing herein contained shall be construed
(i) to protect the Manager against any liability to Trust or a Series or its Interestholders to which the Manager would otherwise be subject by reason of the Managers willful misfeasance, bad faith, or gross negligence in the performance of the Managers duties, or by reason of the Managers reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, officer or employee of the Manager who is or was a Trustee or officer of Trust against any liability to Trust or a Series or its Interestholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such persons office with Trust.

      10.	No Liability of other Series
This Agreement is made by each Series pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or Interestholders of the Series individually, but bind only the property of that Series and no other.

      11.	Effect of Agreement
Nothing herein contained shall be deemed to
 require the Series to take any action
contrary to the Trusts Trust Instrument or ByLaws, any actions of the Trustees binding upon the Series, or any applicable law, regulation or order to which the Series is subject
or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Series or Trust.

      12.	Term of Agreement
The term of this Agreement shall begin on the date first above written with respect to each Series listed in Schedule A on the date hereof and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2009.
With respect to each Series added by execution of
 an Addendum to Schedule A, the term
of this Agreement shall begin on the date of such
 execution and, unless sooner terminated
as hereinafter provided, this Agreement shall
 remain in effect to October 31 of the year following the year of execution. Thereafter, in each case, this Agreement shall continue in effect with respect to each Series from year to year, subject to the termination
provisions and all other terms and conditions hereof, provided, such continuance with respect to a Series is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Series or by the Trustees, provided, that in either
event such continuance is also approved annually
 by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not parties to this Agreement or interested persons of either party hereto; and provided
further that the Manager shall not have notified a
 Series in writing at least sixty (60) days prior to the first expiration date hereof or at least sixty (60) days prior to any expiration date hereof of any year thereafter that it does not desire such continuation. The Manager shall furnish to Trust and the Series, promptly upon their request, such information as
may reasonably be necessary to evaluate the terms
 of this Agreement or any extension,
renewal or amendment thereof.

      13.	Amendment or Assignment of Agreement
Any amendment to this Agreement shall be in writing signed by the parties hereto;
provided, that no such amendment shall be effective
 unless authorized on behalf of any
Series (i) by resolution of the Trustees, including
 the vote or written consent of a majority of the Trustees who are not parties to this Agreement or interested persons of either party
hereto, and (ii), as and to the extent required under
 the 1940 Act, by vote of a majority of
the outstanding voting securities of the Series.
 This Agreement shall terminate
automatically and immediately in the event of its assignment.

      14.	Termination of Agreement
This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days prior written notice to the other party;
provided, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, including the vote or written consent of a majority of Trustees who are not parties to this
 Agreement or interested persons of either party hereto, or (ii) by vote of a majority of the outstanding voting securities of the
Series.

      15.	Name of the Series
Each Series hereby agrees that if the Manager shall
 at any time for any reason cease to
serve as investment adviser to a Series, the Series
 shall, if and when requested by the
Manager, eliminate from the Series name the name
Neuberger Berman and thereafter
refrain from using the name Neuberger Berman or the initials NB in connection with its business or activities, and the foregoing agreement of a Series shall survive any
termination of this Agreement and any extension or renewal thereof.

      16.	Interpretation and Definition of Terms
Any question of interpretation of any term or
 provision of this Agreement having a
counterpart in or otherwise derived from a term or
 provision of the 1940 Act shall be
resolved by reference to such term or provision
 of the 1940 Act and to interpretation
thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange
Commission validly issued pursuant to the 1940 Act.
  Specifically, the terms vote of a
majority of the outstanding voting securities, interested person, assignment and affiliated person, as used in this Agreement shall have the meanings assigned to them by Section
2(a) of the 1940 Act.  In addition, when the
 effect of a requirement of the 1940 Act
reflected in any provision of this Agreement is
 modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange
 Commission, whether of special or of
general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      17.	Choice of Law
This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the
internal laws of the State of New York.

      18.	Captions
The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      19.	Execution in Counterparts
This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same
instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.
NEUBERGER BERMAN INSTITUTIONAL
LIQUIDITY SERIES

Name:  Peter E. Sundman
Title:  Chief Executive Officer
NEUBERGER BERMAN MANAGEMENT LLC

Name:  Robert Conti
Title:  Senior Vice President
Date:  September 29, 2008


MANAGEMENT AGREEMENT

SCHEDULE A

SERIES OF NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES



Neuberger Berman Institutional Cash Fund
Neuberger Berman Prime Money Fund


Date: September 29, 2008



MANAGEMENT AGREEMENT

SCHEDULE B

SERIES OF NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES

RATE OF COMPENSATION BASED ON EACH SERIES
AVERAGE DAILY NET ASSETS


Neuberger Berman Institutional Cash Fund
Neuberger Berman Prime Money Fund
0.08%
0.08%




Date: September 29, 2008